UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

pdvWireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Pacific DataVision, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2015, the Board of Directors of Pacific DataVision, Inc., a Delaware Corporation, (the “Company”) approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s corporate name to “pdvWireless, Inc.”, subject to stockholder approval at the Company’s 2015 Annual Meeting of Stockholders held on November 4, 2015.  On November 4, 2015, the Company’s stockholders approved the Amendment. See Item 5.07 below. The Amendment became effective upon filing with the Delaware Secretary of State on November 4, 2015. In connection with the Amendment, a new CUSIP number was assigned to the Company’s common stock shortly following the filing of the Amendment with the Delaware Secretary of State.

A copy of the Amendment, as filed with the Delaware Secretary of State, is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on November 4, 2015.  Of the 14,291,375 shares of the Company’s common stock outstanding as of the record date, 11,762,254 shares, or 82.30%, were represented at the Annual Meeting either in person or by proxy.

In accordance with the Company’s Bylaws, the presence of the holders of at least a majority of the outstanding shares of common stock at the Annual Meeting, whether in person or by proxy, constituted a quorum for the transaction of business at the Annual Meeting.  Votes “For,” “Against,” “Abstentions” and “Broker Non-Votes” were each counted as present at the Annual Meeting for purposes of determining the presence of a quorum. Broker Non-Votes are shares held in street name by brokers, banks or other nominees who were present in person or represented by proxy at the Annual Meeting, but which were not voted on a proposal because the brokers, banks or nominees did not have discretionary authority with respect to that proposal and they had not received voting instructions from the beneficial owner prior to the Annual Meeting.  Under the Company’s Bylaws, the directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting, which means that the director nominees who received the highest number of “For” votes were elected.   Approval of each of the other proposals requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.  Abstentions and Broker Non-Votes are not considered to be votes cast under the Company’s Bylaws, and as a result, have no effect on the outcome of the vote.

A description of each matter voted upon at the Annual Meeting is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 2, 2015. The number of votes cast For and Against and the number of Abstentions and Broker Non-Votes with respect to each matter voted upon are set forth below.

(1)Election of Directors.  The Company’s stockholders elected Brian D. McAuley, Morgan E. O’Brien, John C. Pescatore, T. Clark Akers, Andrew Daskalakis, Peter G. Schiff and John C. Sites as directors, to hold office until the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified.  The following table shows the tabulation of the votes cast For and Against the election of each of the director nominees as well as the Abstentions and Broker Non-Votes submitted for each director nominee:

Director	For	Against	Abstentions	Broker Non-Votes
Brian D. McAuley	8,067,281	183,786	0	3,511,187
Morgan E. O’Brien	8,067,546	183,477	44	3,511,187
John C. Pescatore	8,219,321	31,746	0	3,511,187
T. Clark Akers	8,206,539	44,484	44	3,511,187
Andrew Daskalakis	8,192,545	58,478	44	3,511,187
Peter G. Schiff	8,205,755	45,268	44	3,511,187
John C. Sites	8,209,470	41,597	0	3,511,187

(2)Ratification of Auditors.  The Company’s stockholders ratified the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016. The following table shows the tabulation of the votes cast For and Against this proposal as well as the Abstentions and Broker Non-Votes submitted on this proposal:

For	Against	Abstentions
11,761,424	27	803

(3)Amendment to Amended and Restated Certificate of Incorporation.  The Company’s stockholders approved the Amendment to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s corporate name from “Pacific DataVision, Inc.” to “pdvWireless, Inc.”  The following table shows the tabulation of the votes cast For and Against this proposal as well as the Abstentions and Broker Non-Votes submitted on this proposal:

For	Against	Abstentions
11,762,254	0	0

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

3.1Certificate of Amendment No. 1 of Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC DATAVISION, INC.

Date: November 5, 2015	/s/ John Pescatore
John Pescatore
President and Chief Executive Officer